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Exhibit 11.1
Computation of Earnings Per Common Share
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                                               For the Year Ended December 31,
                                               -------------------------------
                                                  1996                 1995
                                               ----------           ----------
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PRIMARY SHARES:
--------------

  Weighted average number of
    common shares outstanding                   2,198,675            1,965,586

  Effect of shares issuable under
    all stock option plans as
    determined by the treasury
    stock method                                  187,367               90,845
                                               ----------           ----------

  Weighted average number of
    primary common shares
    outstanding as adjusted                     2,386,042            2,056,431
                                               ==========           ==========

Per primary common share computations:

  Net income                                   $1,808,000           $1,275,000
                                               ==========           ==========

  Per primary common share                          $0.76                $0.62
                                               ==========           ==========

FULLY DILUTED SHARES:
--------------------

  Weighted average number of
    common shares outstanding                   2,198,675            1,965,586

  Effect of shares issuable under
    all stock option plans as
    determined by the treasury
    stock method                                  217,770              187,283
                                               ----------           ----------

  Weighted average number of
    fully diluted common shares
    outstanding as adjusted                     2,416,445            2,152,869
                                               ==========           ==========

Per fully diluted common share computations:

  Net income                                   $1,808,000           $1,275,000

  Add interest on debentures,
    net of tax effect                                  --               28,000
                                               ----------           ----------

  Net income, as adjusted                      $1,808,000           $1,303,000
                                               ==========           ==========

  Per fully diluted common share                    $0.75                $0.61
                                               ==========           ==========
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